UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

Innospec Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13879	98-0181725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8310 South Valley Highway Suite 350
Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 303 7925554

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	IOSP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Innospec Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (“Annual Meeting”) on May 8, 2026. As of March 13, 2026, the record date for the Annual Meeting, there were 24,890,467 shares of Common Stock of the Company outstanding and entitled to vote at the Annual Meeting. A total of 22,661,185 shares of Common Stock were present or represented by proxy at the Annual Meeting, representing approximately 91% of all shares entitled to vote at the Annual Meeting.

The stockholders voted on the matters presented at the Annual Meeting, and the shares present, in person or by proxy, were voted as follows based on the final certified results of the inspector of elections:

Proposal 1 – Election of two Class I directors

All of the Class I directors were re-elected.

Director	Votes For	Votes Withheld	Broker Non-Votes
Elizabeth K. Arnold	19,260,800	1,801,706	1,598,678
Claudia P. Poccia	19,670,078	1,392,428	1,598,678

Proposal 2 – Advisory approval of the Company’s executive compensation

The proposal on the Company’s executive compensation was approved.

For:	20,171,691
Withheld:	860,992
Abstain:	29,823
Broker Non-Votes:	1,598,678

Proposal 3—Ratification of the appointment of the Company’s independent registered public accounting firm for 2026

The proposal on the ratification of the appointment of the Company’s independent registered public accounting firm for 2026 was approved.

For:	22,642,171
Withheld:	14,676
Abstain:	4,337

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 13, 2026	By:	/s/ David B. Jones
David B. Jones Senior Vice President, General Counsel and Chief Compliance Officer and Corporate Secretary